Exhibit 99.2  - Press release dated May 21, 2013 announcing the acquisition of Front Door Insights, LLC

PHOENIX, AZ--(Marketwired - May 21, 2013) - Mobivity Holdings Corp. (OTCQB: MFON), an award-winning provider of proprietary mobile marketing technologies and solutions, announced that it has acquired the assets of Front Door Insights LLC, a provider of mobile marketing solutions that enable 25 plus Directory Publishers to deliver mobile marketing solutions to more than 5,000 local merchants across the United States.

Directory Publishers distribute local merchant information across multiple platforms such as print (i.e. "yellow pages"), Internet directories, search engines and mobile websites. With reach to millions of local merchants nationwide, Directory publishers can evolve from legacy print and online products and transition to new monetization strategies by licensing FDI's suite of mobile marketing services under their own brand. More than 25 independent Directory and Association of Directory Publisher (ADP) members currently license Front Door Insights' mobile marketing platform.

"The print directory space is in quick transition while continuing to serve long standing relationships with millions of local advertisers," said Dennis Becker, Chief Executive Officer of Mobivity. "FDI has staked out a leadership position in putting mobile marketing solutions at the epicenter of this transition. I'm extremely excited to couple FDI's market position in the Directory space with our patented technology in furthering our mission to become the leader in delivering mobile marketing products to the local advertiser industry."

With more than 5,000 local merchants licensing mobile marketing solutions through FDI's 25 Directory resellers, Mobivity's technology will now reach more than 11,700 local advertisers across the United States. Mobivity's intellectual property, economies of scale, and Stampt smartphone loyalty application are expected to drive increased value to FDI's products and services.

"We believe Mobivity's combination of technology, intellectual property, national brand relationships, and scale are huge assets in supporting the magnitude of customers the Directory publisher channel can yield," added Tom Tolbert, Chief Executive Officer of FDI. "Still a several billion dollar industry, serving millions of businesses, the Directory space offers broad reach to the local advertiser industry which we are much better equipped to support by combining with Mobivity. We are very excited to be a key part of Mobivity's mission to dominate the local mobile marketing space."

The terms of the transaction are more fully described by Mobivity in a report on Form 8-K to be filed with the United States Securities and Exchange Commission.

Mobivity (www.mobivity.com) is an award-winning provider of patented mobile marketing technologies and the inventor of C4, a unique, enterprise-grade platform empowering brands to engage mobile consumers across multiple channels. The only system of its kind, C4 is a cloud-based solution, which provides broad mobile communications and extensive CRM features to clients. C4 is integrated with multiple tier-one PSTN/IP carriers and micropayment processing facilities as well as with carrier premium SMS billing systems. Additionally, Mobivity offers a unique HD graphical system through their Display Technology, which allows fans to interact with their mobile phones and high definition video boards and screens in real time. Mobivity's clients include CNN, Disney, NFL, Sony Pictures, AT&T, USTA, Chick-fil-A, the Golf Channel, NBC Universal, numerous professional sports teams, and many others.

Forward-Looking Statements

This press release contains forward-looking statements concerning Mobivity Corp. within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include statements regarding expectations for the growth of the Company's operations, sales force and revenue; the advantages and growth prospects of the mobile marketing industry; and the expected contributions to the Company's success by its recent acquisition of Front Door Insights LLC. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, our ability to successfully integrate our recent acquisition of Front Door Insights LLC; our ability to develop the sales force required to achieve our development and revenue goals; our ability to raise additional working capital as and when needed; changes in the laws and regulations affecting the mobile marketing industry and those other risks set forth in Mobivity Corp.'s annual report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 21, 2013 and subsequently filed quarterly reports on Form 10-Q. Mobivity Corp. cautions readers not to place undue reliance on any forward-looking statements. Mobivity Corp does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Contact:

For additional information, contact:
MDM Worldwide
Investor Relations | Mobivity
264 W. 40th, Suite 602
New York, NY, 10018, USA
(646) 403-3554